SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11750	74-1668471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida	33765
(Address of principal executive offices)	(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release, dated November 21, 2003, of Aerosonic Corporation

Item 12. President & Chief Executive Officer

On November 21, 2003, Aerosonic Corporation issued a press release announcing, among other things, the filing of its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30 and July 31, 2003 and its revenue and net earnings for such fiscal quarters and for the six months ended July 31, 2003. A copy of Aerosonic’s November 21, 2003 press release is being filed as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: November 24, 2003	By:	/s/ David A. Baldini

David A. Baldini President & Chief Executive Officer